================================================================================



                        Federated Department Stores, Inc.

                                       and

                       The First National Bank of Boston,

                                     Trustee



                       Fourth Supplemental Trust Indenture

                         Dated as of September 27, 1995

                           Supplementing that certain

                                    Indenture

                          Dated as of December 15, 1994


                    Authorizing the Issuance and Delivery of

                                 Debt Securities

            consisting of $350,000,000 aggregate principal amount of

                   5% Convertible Subordinated Notes due 2003




================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

[Form of Face of Security]  . . . . . . . . . . . . . . . . . . . . . . . .    2

[Form of Reverse of Security] . . . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE I. ISSUANCE OF NOTES. . . . . . . . . . . . . . . . . . . . . . . .    9
     Section 1.1.  Issuance of Notes; Principal Amount;
                   Maturity. . .  . . . . . . . . . . . . . . . . . . . . .    9
     Section 1.2.  Interest on the Notes; Payment of Interest.  . . . . . .    9

ARTICLE II. CERTAIN DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . .   10
     Section 2.1.  Certain Definitions. . . . . . . . . . . . . . . . . . .   10

ARTICLE III. CERTAIN COVENANTS. . . . . . . . . . . . . . . . . . . . . . .   13
     Section 3.1.  Registration and Listing.  . . . . . . . . . . . . . . .   13

ARTICLE IV. REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . .   13
     Section 4.1.  Right of Redemption. . . . . . . . . . . . . . . . . . .   14

ARTICLE V. CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . .   14
     Section 5.1.  Conversion Privilege and Conversion Rate.  . . . . . . .   14
     Section 5.2.  Exercise of Conversion Privilege.  . . . . . . . . . . .   14
     Section 5.3.  Fractions of Shares. . . . . . . . . . . . . . . . . . .   15
     Section 5.4.  Adjustment of Conversion Rate. . . . . . . . . . . . . .   16
     Section 5.5.  Notice of Adjustments of Conversion Rate.  . . . . . . .   20
     Section 5.6.  Notice of Certain Corporate Action.  . . . . . . . . . .   21
     Section 5.7.  Company to Reserve Common Stock. . . . . . . . . . . . .   22
     Section 5.8.  Taxes on Conversions.  . . . . . . . . . . . . . . . . .   22
     Section 5.9.  Agreements as to Common Stock. . . . . . . . . . . . . .   22
     Section 5.10. Cancellation of Converted Securities . . . . . . . . . .   22
     Section 5.11. Provision in Case of Consolidation, Merger or
                   Conveyance of Assets . . . . . . . . . . . . . . . . . .   23
     Section 5.12. Responsibility of Trustee for Conversion
                   Provisions . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE VI. SUBORDINATION.  . . . . . . . . . . . . . . . . . . . . . . . .   24
     Section 6.1.  Securities Subordinated to Senior Debt.  . . . . . . . .   24
     Section 6.2.  Payment Over of Proceeds Upon Dissolution, Etc.  . . . .   25
     Section 6.3.  No Payment When Senior Debt in Default.  . . . . . . . .   26
     Section 6.4.  Payment Permitted If No Default. . . . . . . . . . . . .   27
     Section 6.5.  Subrogation to Rights of Holders of Senior
                   Debt . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                                            Page
                                                                            ----


     Section 6.6.  Provisions Solely to Define Relative Rights. . . . . . .   27
     Section 6.7.  Trustee to Effectuate Subordination. . . . . . . . . . .   28
     Section 6.8.  No Waiver of Subordination Provisions. . . . . . . . . .   28
     Section 6.9.  Notice to Trustee. . . . . . . . . . . . . . . . . . . .   28
     Section 6.10. Reliance on Judicial Order or Certificate
                   of Liquidating Agent . . . . . . . . . . . . . . . . . .   29
     Section 6.11. Trustee Not Fiduciary for Holders of Senior
                   Debt . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Section 6.12. Rights of Trustee as Holder of Senior
                   Debt; Preservation of Trustee's Rights . . . . . . . . .   30
     Section 6.13. Article Applicable to Paying Agents  . . . . . . . . . .   30
     Section 6.14. Certain Conversions Deemed Payment.  . . . . . . . . . .   30

           ARTICLE VII. REPURCHASE OF SECURITIES AT THE OPTION OF THE
                            HOLDER UPON A CHANGE OF CONTROL.  . . . . . . .   31
     Section 7.1.  Right to Require Repurchase. . . . . . . . . . . . . . .   31
     Section 7.2.  Notices; Method of Exercising Repurchase Right, Etc. . .   31
     Section 7.3.  Certain Definitions. . . . . . . . . . . . . . . . . . .   33

ARTICLE VIII. MISCELLANEOUS.  . . . . . . . . . . . . . . . . . . . . . . .   34
     Section 8.1.  Reference to and Effect on the Indenture.  . . . . . . .   34
     Section 8.2.  Waiver of Certain Covenants. . . . . . . . . . . . . . .   34
     Section 8.3.  Fourth Supplemental Indenture May be Executed In
                   Counterparts . . . . . . . . . . . . . . . . . . . . . .   35
     Section 8.4.  Effect of Headings.  . . . . . . . . . . . . . . . . . .   36

          Fourth Supplemental Indenture, dated as of September 27, 1995 (the "Fourth Supplemental Indenture"), between Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The First National Bank of Boston, a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of December 15, 1994, between the Company and the Trustee (the "Indenture").


                                    Recitals

          A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (the "Securities") to be issued in one or more series as provided for in the Indenture.

          B. The Indenture provides that the Securities of each series shall be in substantially the form set forth in the Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be required by the officers executing such Securities, as evidenced by their execution thereof.

          C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "5% Convertible Subordinated Notes due 2003" (the "Notes") pursuant to the terms of this Fourth Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Fourth Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                           [Form of Face of Security]

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof, and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

                        Federated Department Stores, Inc.

              5% Convertible Subordinated Note due October 1, 2003

No.  R- ________                                                       $________

          Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $_______ on October 1, 20__, and to pay interest thereon from September 27, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on October 1 and April 1 of each year, commencing on April 1, 1996 at the rate of 5% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 15 or March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of and any such interest on this Security shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided,
                                                                    --------
however, that at the option of the Company payment of interest may be made by
- -------
check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

          This Security shall not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under said Indenture.

          In Witness Whereof, this instrument has been duly executed in accordance with the Indenture.


                              Federated Department Stores, Inc.


Date Issued:__________        By:______________________________



Attest:


By:___________________


                          [Form of Reverse of Security]

                        Federated Department Stores, Inc.


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of December 15, 1994 (herein called the "Indenture"), between the Company and The First National Bank of Boston, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $350,000,000.

          No sinking fund is provided for the Securities. The Securities are subject to redemption at the option of the Company on or after October 1, 1998, in whole but not in part, upon not more than 60 nor less than 30 days' notice to the Holders prior to the Redemption Date.

          The Redemption Prices (expressed as a percentage of principal amount) are as follows for the 12-month period beginning on October 1 of the following years:

               Year                         Redemption Price
               ----                         ----------------

               1998  . . . . . . . . . . .         103.125%

               1999  . . . . . . . . . . .         102.500%

               2000  . . . . . . . . . . .         101.875%

               2001  . . . . . . . . . . .         101.250%

               2002  . . . . . . . . . . .         100.625%


In each case together with accrued and unpaid interest to the date of redemption.

          In the event of the repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the portion hereof not so repurchased shall be issued in the name of the Holder hereof upon the cancellation hereof.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time, and on or before the close of business on September 30, 2003, or in case this Security is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the business day next preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof, provided the unconverted portion of such principal amount is also U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) into newly issued, fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate equal to 29.2547 shares of Common Stock per U.S.$1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date, or is to be repurchased on a Repurchase Date, that occurs within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"). Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no cash payment or adjustment is to be made on conversion if the date of conversion is not an Interest Payment Date, for interest accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease. No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

          If a Change of Control (as defined in the Indenture) occurs, the Holder of this Security shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof equal to U.S.$1,000 or any integral multiple of $1,000 in excess thereof, provided the unrepurchased portion of such principal amount is U.S.$1,000 or any integral multiple of $1,000 in excess thereof) for cash at a Repurchase Price equal to 100% of the principal amount plus accrued and unpaid interest to the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

          In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.

          The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing shall apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

          Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange, or payment, and any Security issued upon registration of transfer of, or in exchange for or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL because the registered owner hereof, Cede & Co., has an interest herein.

          All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.


          ELECTION OF HOLDER TO REQUIRE REPURCHASE

          1. Pursuant to the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

          2. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________ an amount in cash equal to 100% of the principal amount hereof plus accrued and unpaid interest to the Repurchase Date.


Dated: _______________________     ________________________
                                   Signature


                                   ________________________
                                   Signature Guaranteed

Principal amount to be repurchased:  ________________

Remaining principal amount following such repurchase: __________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

          D. The Trustee's certificate of authentication shall be in substantially the following form:

                     Trustee's Certificate of Authentication

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             The First National Bank of
                                               Boston, as Trustee



                                             By:___________________________
                                                Authorized Officer


          E. All acts and things necessary to make the Notes, when the Notes have been executed by the Company and authenticated by the Trustee and delivered as provided in the Indenture and this Fourth Supplemental Indenture, the valid, binding, and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of the Indenture and this Fourth Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized; and the Company, in the exercise of legal right and power in it vested, is executing and delivering the Indenture and this Fourth Supplemental Indenture and proposes to make, execute, issue, and deliver the Notes.

         Now, Therefore, this Fourth Supplemental Indenture Witnesseth:

          In order to declare the terms and conditions upon which the Notes are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:


                          ARTICLE I. ISSUANCE OF NOTES.

Section 1.1.  Issuance of Notes; Principal Amount;
                Maturity.

          (a) On September 27, 1995, the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Notes substantially in the form set forth above, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Fourth Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          (b) The Notes shall be issued in the aggregate principal amount of $350,000,000 and shall mature on October 1, 2003.

Section 1.2.  Interest on the Notes; Payment of Interest.

          (a) The Notes shall bear interest at the rate of 5% per annum from September 27, 1995, except in the case of Notes delivered pursuant to Sections
2.05 or 2.07 of the Indenture, which shall bear interest from the last Interest Payment Date through which interest has been paid.

          (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date for such interest, which shall be the September 15, or March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          (c) Payment of the principal of (and premium, if any) and any such interest on the Notes shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of
                                     --------  -------
the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.


                        ARTICLE II. CERTAIN DEFINITIONS.

Section 2.1.  Certain Definitions.

          The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Fourth Supplemental Indenture otherwise requires) for all purposes of this Fourth Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All other terms used in this Fourth Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Fourth Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Fourth Supplemental Indenture as originally executed.

          "Change of Control" has the meaning specified in Section 7.3 of this Fourth Supplemental Indenture.

          "Closing Price Per Share" means, with respect to the Common Stock of the Company, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (i) on the New York Stock Exchange as reported in The Wall Street Journal (or other similar newspaper) for New York Stock Exchange Composite Transactions or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal (as determined by the Company's Board of Directors) national securities exchange on which the Common Stock is listed or admitted to trading or (ii) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price Per Share shall be the fair value of a share as determined by the Board of Directors of the Company.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 5.11, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one
         --------  -------
such resulting class, the shares so issuable on conversion shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Constituent Person" has the meaning specified in Section 5.11 of this Fourth Supplemental Indenture.

          "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article VI of this Fourth Supplemental Indenture.

          "Conversion Price" has the meaning specified in Section 7.3 of this Fourth Supplemental Indenture.

          "Conversion Rate" has the meaning specified in Section 5.1 of this Fourth Supplemental Indenture.

          "Non-electing Share" has the meaning specified in Section 5.11 of this Fourth Supplemental Indenture.

          "Permitted Holder of Senior Debt" means any duly authorized representative of a holder of Senior Debt.

          "Proceeding" has the meaning specified in Section 6.2 of this Fourth Supplemental Indenture.

          "Quoted Price" has the meaning specified in Section 7.3 of this Fourth Supplemental Indenture.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Fourth Supplemental Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Fourth Supplemental Indenture.

          "Repurchase Date" has the meaning specified in Section 7.1 of this Fourth Supplemental Indenture.

          "Repurchase Price" has the meaning specified in Section 7.1 of this Fourth Supplemental Indenture.

          "Senior Debt" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Fourth Supplemental Indenture or thereafter created, incurred or assumed: (a) indebtedness of the Company to banks, insurance companies and other financial institutions evidenced by credit agreements, notes or other written obligations, (b) all other indebtedness of the Company which is (i) for money borrowed (including obligations of the Company in respect of overdrafts, foreign exchange contracts and currency exchange agreements, letters of credit, bankers' acceptances, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by a note or similar instrument given in connection with an acquisition of any businesses, properties or assets of any kind (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services ("Trade Accounts")), (c) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (d) all obligations of the Company issued or assumed as the deferred purchase price of property (except Trade Accounts), all conditional sale obligations of the Company and all obligations of the Company under any title retention agreements, (e) all indebtedness and obligations of other Persons of the types described in clauses (a) through (d) for the payment of which the Company is responsible or liable as obligor or guarantor, including, without limitation, obligations (contingent or otherwise) to purchase or otherwise acquire, or to assure a creditor against loss in respect of, any such indebtedness or obligation, and any such indebtedness or obligation secured by a lien on any asset of the Company, whether or not such indebtedness or obligation is assumed by the Company and (f) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation described in clauses (a) through (e), unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities.

          "Senior Nonmonetary Default" has the meaning specified in Section 6.3 of this Fourth Supplemental Indenture.

          "Senior Payment Default" has the meaning specified in Section 6.3 of this Fourth Supplemental Indenture.

          "Trading Days" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or similar system, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.


                         ARTICLE III. CERTAIN COVENANTS.

          The following covenant shall be applicable to the Company for so long as any of the Notes are Outstanding. Nothing in this paragraph will, however, affect the Company's obligations under any provision of the Indenture or, except for Article III hereof, this Fourth Supplemental Indenture.

Section 3.1.  Registration and Listing.

          The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Securities may be lawfully issued and delivered, and thereafter publicly traded, and qualified or listed as contemplated by clause
(ii); and (ii) will list the shares of Common Stock required to be issued and delivered upon conversion of Securities prior to such issuance or delivery on The New York Stock Exchange.

                      ARTICLE IV. REDEMPTION OF SECURITIES.

Section 4.1.  Right of Redemption.

          The Securities may be redeemed in accordance with the provisions of the form of Securities set forth herein.


                       ARTICLE V. CONVERSION OF SECURITIES

Section 5.1.  Conversion Privilege and Conversion Rate.

          Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence immediately and expire at the close of business on September 30, 2003, subject, in the case of the conversion of any Global Security, to any applicable book-entry procedures of the Depositary therefor.
In case a Security is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Security, such conversion right in respect of the Security shall expire at the close of business on the business day next preceding the Redemption Date or the Repurchase Date (as defined in Article VII), as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any applicable book entry procedures).

          The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 29.2547 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this
Article V.


Section 5.2.  Exercise of Conversion Privilege.

          In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security in blank at any office or agency of the Company maintained for that purpose pursuant to Section 6.02 of the Indenture, accompanied by a duly signed conversion notice substantially in the form attached to the form of Security stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Security surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date, or repurchased on a Repurchase Date, occurring within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date in respect of such Security (or portion thereof, as the case may be) surrendered for conversion shall be paid to the Holder of such Security as of such Regular Record Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of, if the date of conversion is not an Interest Payment Date, any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the fixed number of shares of Common Stock (or a cash adjustment, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

          Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 5.3.

          In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if (i) such Security is of a denomination larger than U.S.$1,000 and (ii) the principal amount of such Security both to be converted and to remain Outstanding after such conversion is equal to U.S.$1,000 or any integral multiple of $1,000 in excess thereof.

Section 5.3.  Fractions of Shares.

          No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the current market price per share of Common Stock (calculated in accordance with Section 5.4(8) below) at the close of business on the day of conversion.

Section 5.4.  Adjustment of Conversion Rate.

          The Conversion Rate shall be subject to adjustment from time to time as follows:

          (1) In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all of the shares of any class of capital stock of the Company in shares of its Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (2) In case at any time after the date hereof, the Company shall issue rights or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Securities upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 5.4) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common

Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (3) In case at any time after the date hereof, the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case at any time after the date hereof, outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) In case at any time after the date hereof the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including stock or other securities of the Company or any other issuer, but excluding any rights or warrants referred to in paragraph (2) of this Section 5.4, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this
Section 5.4), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 5.4) of the Common Stock on the date fixed for such determination less the then fair market value (each reference to "fair market value" in this Section 5.4 shall mean the fair market value as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

          (5) In case (A) the Company shall, by dividend or otherwise, other than regular, periodic or other dividends declared or paid in accordance with the Company's practice as established from time to time, distribute to all holders of its

Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 5.11 applies or as part of a distribution referred to in paragraph (4) of this Section 5.4) and (B)(I) the total of (x) the aggregate amount of such cash distribution, (y) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section 5.4 has been made (other than regular, periodic or other dividends declared or paid in accordance with the Company's practice as established from time to time) and (z) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender offers by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) or paragraph (6) of this Section 5.4 has been made, exceeds (II) 12.5% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 5.4) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to such current market price per share on the date fixed for such determination less an amount equal to the quotient of
(X) the sum of (I) the total of the amounts referred to in subclauses (B)(I)(x) and (y) of this paragraph (5) and (II) the aggregate of the excess of the amount referred to in subclause (B)(I)(z) of this paragraph (5) for each tender offer so referred to over the aggregate current market price of the shares of Common Stock purchased in such tender offer as of the Expiration Time (as hereinafter defined) for such tender offer divided by (Y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to such current market price per share on such date for determination.

          (6) In case (A) a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and (B)(I) the total of
(x) the fair market value of the aggregate consideration required to be paid pursuant to such tender offer (as amended upon the expiration thereof) to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)), (y) the aggregate of the cash plus the fair market value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this Section 5.4 has been made and
(z) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this Section 5.4 has been made (other than regular, periodic or other dividends declared or paid in accordance with the Company's practice as established from time to time), exceeds (II) 12.5% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 5.4) on the date of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction
(i) the numerator of which shall be equal to (a) the product of (I) such current market price per share on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (b) the total of the amounts referred to in Clause (B)(I) of this paragraph (6), and (ii) the denominator of which shall be equal to the product of (a) such current market price per share on the date of the Expiration Time and (b) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

          (7) The reclassification of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 5.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 5.4), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 5.4).

          (8) For the purpose of any computation under paragraphs (2), (4), (5) or (6) of this Section 5.4, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

          (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this
           --------  -------
paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 5.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall be final and conclusive.

Section 5.5.  Notice of Adjustments of Conversion Rate.

          Whenever the Conversion Rate is adjusted as herein provided:

          (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 5.4 and shall prepare a certificate signed by the Chief Financial Officer or Treasurer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith promptly be filed with the Trustee and with each Conversion Agent; and

          (2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be provided by the

     Company to all Holders in accordance with Section 13.03 of the Indenture.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

Section 5.6.  Notice of Certain Corporate Action.

          In case:

          (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

          (2) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any rights that are substantially similar to the rights issued under the Rights Agreement, dated as of December 19, 1994, between the Company and The Bank of New York, as rights agent); or

          (3) (a) of any reclassification of the Common Stock of the Company, or (b) of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or (c) of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock, or (d) of the conveyance, transfer, sale or lease of all or substantially all of the assets of the Company; or

          (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 6.02 of the Indenture, and shall cause to be provided to all Holders in accordance with
Section 13.03 of the Indenture, at least 20 days (or 10 days in any case specified in clause (1), (2) or (3)(c) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, or grant of rights or warrants, or, if a record is not to be taken, the effective date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer is originally scheduled to expire or (z) the date on which such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 5.6. If at the time the Trustee shall not be the conversion agent, a copy of such notice and any notice referred to in the following paragraph shall also forthwith be filed by the Company with the Trustee.

          The preceding paragraph to the contrary notwithstanding, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 6.02 of the Indenture, and shall cause to be provided to all Holders in accordance with Section 13.03 of the Indenture, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

Section 5.7.  Company to Reserve Common Stock.

          The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

Section 5.8.  Taxes on Conversions.

          Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 5.9.  Agreements as to Common Stock.

          The Company agrees that all shares of Common Stock which may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 5.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

Section 5.10.  Cancellation of Converted Securities.

          All Securities delivered for conversion shall be delivered to the Trustee, which shall dispose of the same as provided in Section 2.08 of the Indenture.

Section 5.11.  Provision in Case of Consolidation, Merger or
                Conveyance of Assets.

          In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in
Section 5.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such conveyance, transfer, sale or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, transfer, sale or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 5.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 5.11 shall similarly apply to successive consolidations, mergers, conveyances, transfers, sales or leases.

          Neither the Trustee, any Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 5.12.  Responsibility of Trustee for Conversion
                Provisions.

          The Trustee, subject to the provisions of Section 9.01 of the Indenture, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 9.01 of the Indenture, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 9.01 of the Indenture, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 9.01 of the Indenture, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.


                           ARTICLE VI. SUBORDINATION.

Section 6.1.  Securities Subordinated to Senior Debt.

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

Section 6.2.  Payment Over of Proceeds Upon Dissolution, Etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or interest on the Securities or on account of any purchase or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Securities Payment"), and to that end the holders of all Senior Debt shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Securities Payment before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding

Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article XI of the Indenture shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, sale or lease comply with the conditions set forth in Article XI of the Indenture.

Section 6.3.  No Payment When Senior Debt in Default.

          In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt to which such Senior Payment Default relates shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. "Senior Payment Default" means any default in the payment of principal of or premium, if any, or interest on any Senior Debt.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, from and after the sixtieth day after the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from any Permitted Holder of Senior Debt, no Securities Payment shall be made until such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt shall have been rescinded or annulled or the Senior Debt to which such Senior Nonmonetary Default relates shall have been discharged. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Senior Debt is outstanding, permitting (whether immediately or after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

          In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such

Securities Payment shall be paid over and delivered forthwith to the Company.

          The provisions of this Section shall not apply to any Securities Payment with respect to which Section 6.2 would be applicable.

Section 6.4.  Payment Permitted If No Default.

          Nothing contained in this Article or in any of the Securities insofar as they incorporate the provisions of this Article shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in
Section 6.2 or under the conditions described in Section 6.3, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, the Trustee did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article.

Section 6.5.   Subrogation to Rights of Holders of Senior
                Debt.

          Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 6.6.  Provisions Solely to Define Relative Rights.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall
(a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 6.7.  Trustee to Effectuate Subordination.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 6.8.  No Waiver of Subordination Provisions.

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 6.9.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Fourth Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor or representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice
       --------  -------
provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

          Subject to the provisions of Section 9.01 of the Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor or representative thereof) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor or representative thereof). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 6.10.  Reliance on Judicial Order or Certificate
                of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 9.01 of the Indenture, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 6.11.  Trustee Not Fiduciary for Holders of Senior
                Debt.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 6.12.  Rights of Trustee as Holder of Senior
                Debt; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Section 6.13.  Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided,
                                                                 --------
however, that Section 6.12 shall not apply to the Company or any Affiliate of
- -------
the Company if it or such Affiliate acts as Paying Agent.

Section 6.14. Certain Conversions Deemed Payment.

          For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article V shall not be deemed to constitute a Securities Payment and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute a Securities Payment. For the purposes of this Section, the term "junior securities" means shares of any common stock. Nothing contained in this Article or elsewhere in this Fourth Supplemental Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article V.


           ARTICLE VII. REPURCHASE OF SECURITIES AT THE OPTION OF THE
                            HOLDER UPON A CHANGE OF CONTROL.

Section 7.1.  Right to Require Repurchase.

          In the event that a Change of Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the principal amount thereof that is an integral multiple of U.S.$1,000 (provided that no
                                                           --------
single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to U.S.$1,000 or integral multiples of U.S.$1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 7.2) for cash in Dollars at a purchase price equal to 100% of the principal amount plus interest accrued to the Repurchase Date (the "Repurchase Price"); provided that installments of interest on Securities whose
                     --------
Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities registered as such on the relevant Record Date according to their terms and the provisions of Section 2.09 of the Indenture. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article XI of the Indenture, unless a Change of Control shall have occurred prior to such discharge. Whenever in this Indenture there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

Section 7.2.  Notices; Method of Exercising Repurchase Right,
               Etc.

          (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 13.03 of the Indenture notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

          Each notice of a repurchase right shall state:

          (1)  the Repurchase Date,

          (2)  the date by which the repurchase right must be exercised,

          (3) the Repurchase Price, and the amount of accrued and unpaid interest to the Repurchase Date, if any,

          (4) a description of the procedure which a Holder must follow to exercise a repurchase right,

          (5) that on the Repurchase Date the Repurchase Price, and the amount of accrued and unpaid interest to the Repurchase Date, if any, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

          (6) the Conversion Rate, the date on which the right to convert the Securities to be repurchased will terminate and the places where such Securities may be surrendered for conversion, and

          (7) the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

          If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

          (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Securities with respect to which the repurchase right is being exercised.

          (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash, for payment to the Holder on the Repurchase Date, together with accrued and unpaid interest to the

Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised (subject to the provisions of Section 7.1).

          (d) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate of 5% per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

          (e) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

Section 7.3.  Certain Definitions.

          For purposes of this Article VII,

          (a) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission pursuant to the Exchange Act, as in effect on the date of the execution of this Fourth Supplemental Indenture;

          (b) the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Fourth Supplemental Indenture;

          (c) the term "Quoted Price" of the Common Stock on any Trading Day shall mean the Closing Price Per Share of the Common Stock on such Trading Day;

          (d) a "Change of Control" shall be deemed to have occurred at such time as:

          (i) any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the

               Company entitled to vote generally in the elections of directors; or

         (ii) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction pursuant to which the holders of the Common Stock immediately prior to such transaction have, directly or indirectly, at least a majority of the common equity of the continuing or surviving corporation immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock;

provided, however, that a Change of Control with respect to the Securities shall
- --------  -------
not be deemed to have occurred if either (A) the Quoted Price on any five Trading Days during the 10 Trading Day period immediately preceding the date of the Change of Control shall equal or exceed 105% of the Conversion Price in effect on each such Trading Day or (B) with respect to clause (ii) above, all the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Securities become convertible solely into such common stock. The "Conversion Price" shall equal U.S.$1,000 divided by the Conversion Rate.


                          ARTICLE VIII. MISCELLANEOUS.

Section 8.1.  Reference to and Effect on the Indenture.

          This Fourth Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Fourth Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this Fourth Supplemental Indenture and (ii) ratified, approved and confirmed.

Section 8.2.  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article III hereof if the Holders of a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

Section 8.3.  Fourth Supplemental Indenture May be Executed In
               Counterparts.

          This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 8.4.  Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


          In Witness Whereof, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                                  Federated Department Stores, Inc.


                                        By:
                                           ---------------------------
                                        Name:
                                        Title:

Attest:



- ----------------------------
Name:
Title:


                                        The First National Bank of Boston,
                                        as Trustee


                                        By:
                                           ---------------------------
                                        Name:
                                        Title:

Attest:



- ---------------------------
Name:
Title:

STATE OF OHIO       )
                    )    ss.:
COUNTY OF HAMILTON  )


          On this 27th day of September, 1995, before me personally came
    , to me known, who, being by me duly sworn, did depose and say that he/she
is a                  of Federated Department Stores, Inc., one of the entities
described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

          In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              -----------------------
                              Notary Public

COMMONWEALTH OF MASSACHUSETTS )
                              )    ss.:
COUNTY OF NORFOLK             )


          On this 27th day of September, 1995, before me personally came
       , to me known, who, being by me duly sworn, did depose and say that
he/she is a                     of The First National Bank of Boston, one of the
entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

          In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              --------------------
                              Notary Public

                                                                      Schedule I


                            Particular Terms of Notes


Maturity:      The Notes will mature on October 1, 2003.

Interest:      The interest rate per annum on the Notes shall be 5%.

Redemption:    The Notes will be redeemable at the option of the Company prior to maturity at the Redemption Prices (expressed as a percentage of the principal amount) for the 12-month period beginning on October 1 of the following years:


                         Year                        Redemption Price
                         ----                        ----------------

                         1998  . . . . . . . . . .        103.125%

                         1999  . . . . . . . . . .        102.500%

                         2000  . . . . . . . . . .        101.875%

                         2001  . . . . . . . . . .        101.250%

                         2002  . . . . . . . . . .        100.625%

In each case together with accrued and unpaid interest to the date of redemption.